Exhibit 99.1

The Real Good Food Company Announces Amendment to Existing

Credit Facility to Enhance Liquidity

Favorable Amendment Expands Credit Facility to $80 Million

Cherry Hill N.J., July 26, 2023 – The Real Good Food Company Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated food company, today announced the amendment of its loan and security agreement (“existing credit facility”) with PMC Financial Services Group, LLC (“PMC”), which is expected to enhance the Company’s liquidity position by up to $5 million.

“We are pleased to announce this favorable new amendment, highlighting the confidence our lender has in our business performance and the strong partner they have been since our inception,” said Bryan Freeman, Executive Chairman of The Real Good Food Company. “The optionality and enhanced liquidity provided by this amendment provides us with access to non-dilutive capital to fund our growth and transition to positive cash generation.

“Looking ahead to the second half of 2023, we see an opportunity to refinance our debt and increase liquidity even more to support further acceleration in our growth. We remain on track to generate positive operating cash flow from operations in the second half of 2023, which combined with the liquidity from our credit facility, will provide us with sufficient capital to fund our current needs and execute on our 2023 operating plan,” concluded Freeman.

The amendment increases the limit on the existing credit facility to $80 million, while keeping all the other terms largely unchanged.

About The Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022. In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com